UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2013

NB&T FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23134

OHIO	31-1004998
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

48 N South Street, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

937-382-1441
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about December 17, 2013:

NB&T Financial Group, Inc.(Nasdaq: NBTF), parent company of The National Bank and Trust Company, Wilmington, Ohio, has declared a dividend of $.30 per share payable January 27, 2014 to shareholders of record on December 31, 2013. This dividend is the same as the previous quarter's dividend and the dividend declared in December 2012. John J. Limbert, President and CEO, commented, "During this holiday season, we want to thank all our employees, business partners, directors and shareholders for all their hard work and support this past year."

NB&T Financial had, as of September 30, 2013, total assets of $645 million, cash management accounts totaling $45 million, trust and brokerage assets with a market value of $325 million, and loans serviced for others of $43 million, resulting in a total of $1.06 billion in assets under management, and currently operates 22 full service offices in six southwestern Ohio counties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NB&T FINANCIAL GROUP, INC.

Date: December 17, 2013	By:	/s/ Craig F. Fortin
Craig F. Fortin
Senior Vice President, Chief Financial Officer